Exhibit 99.1
Saia, Inc. Announces Agreement to Sell Shares of Common Stock
and Modify Debt Agreements
JOHNS CREEK, GA. — December 22, 2009 — Saia, Inc. (NASDAQ: SAIA), a leading multi-regional less-than-truckload (LTL) carrier, today announced that it has agreed to sell 2,310,000 shares of its common stock at a price of $11.50 per share to certain qualified institutional buyers (the “Offering”) in a private placement. The net proceeds to the Company, after payment of placement agency fees associated with the Offering, are expected to be approximately $25.1 million. The Company intends to use the net proceeds to prepay certain indebtedness and fees, as discussed below. The Offering is subject to the satisfaction of certain customary closing conditions and is expected to close on or about December 29, 2009.
The shares to be sold under the Offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. In conjunction with the sale of the shares, the Company intends to file a registration statement on Form S-3 with the Securities and Exchange Commission to facilitate the resale of such shares from time to time by the purchasers. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any shares of the Company’s common stock.
Amendments to Debt Agreements
Simultaneously with the Offering, the Company entered into amendments to its revolving credit agreement and Senior Notes agreement that provide additional covenant relief through the first quarter of 2011. The amendments are subject to the satisfaction of certain customary closing conditions and are also conditional upon the successful consummation of the Offering. A summary of the terms of the amendments are as follows:
•	Provides certain relief from leverage and fixed charge covenants through March 31, 2011.

•	No change in the pricing grid for the revolving credit agreement.

•	Requires that the Company prepay all principal and interest installments on its Senior Notes otherwise due and payable during 2010, aggregating approximately $24.5 million.

•	Interest rates on the Company’s Senior Notes increases to 9.75%, from an average of 6.8%, until the end of the second quarter of 2011, subject to compliance with debt covenants, and except for the principal and interest prepaid with respect to 2010, which will be prepaid at the interest rate prior to the effectiveness of the amendment.

•	Requires prepayment of $2.0 million in fees related to the Company’s letters of credit otherwise due and payable during 2010.

•	Borrowing availability under the revolving credit agreement is permanently reduced from $160 million to $120 million.

•	Amendment fees of approximately $900,000.

Business Update
As reported on the third quarter conference call on October 23, 2009, the Company experienced a decrease in volumes in October primarily due to highly competitive pricing pressure. October 2009 LTL tonnage per day decreased 7.3% compared to October 2008. There was a sequential improvement of 3.0% in LTL tonnage per day in November 2009 compared to October 2009, which approximates the Company’s normal seasonality. The Company’s November 2009 LTL tonnage per day decreased 4.5% when compared to November 2008. During the fourth quarter of 2009, operating revenue and margins also continue to be challenged by the cumulative effect of yield deterioration due to continued pricing actions taken by certain competitors. The Company believes these volume and pricing trends result from continuing excess capacity in the LTL industry.
Fourth quarter expenses have been adversely impacted by, among other things, health care expenses which are expected to be $1.7 million higher than the same period in the prior year despite a 10% reduction in our headcount. Health care expenses in the fourth quarter of 2009 are currently expected to be approximately $1.1 million higher than such expenses in the third quarter of 2009.
As a result of the above trends, the fourth quarter 2009 loss per share is currently projected to be in the range of $0.30 to $0.36 per share with an operating ratio (operating expenses divided by operating revenue) of approximately 102%. The loss per share estimate is based on the number of shares of common stock currently outstanding and does not include the shares of common stock being offered pursuant to the Offering. This estimated loss is a projection and actual results could vary from such projection due to a number of factors. Key assumptions (which, if they are not met, could cause such projection to be incorrect) include, but are not limited to: (i) December tonnage and yields that are consistent with conditions experienced in the quarter to date, adjusted for normal seasonality; (ii) the absence of unusually bad weather that could disrupt operations; (iii) the absence of any unusually serious accidents; and (iv) the absence of industry consolidation which could substantially improve LTL industry excess capacity conditions. See also “Special Note Regarding Forward-Looking Statements” below.
“We believe the combination of equity raised from this offering and the covenant relief from our lenders should provide us with the flexibility to manage through a continued economic downturn and respond to an industry consolidation event,” said Rick O’Dell, president and chief executive officer.
Saia, Inc. (NASDAQ: SAIA) is a less-than-truckload provider of regional, interregional and guaranteed services covering 34 states. With headquarters in Georgia and a network of 147 terminals, Saia employs 7,000 people. For more information, visit the Investor Relations section at www.saia.com.
Special Note Regarding Forward-Looking Statements
The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are

“forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.
All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions including downturns in the business cycle; the creditworthiness of our customers and their ability to pay for services; competitive initiatives and pricing pressures, including in connection with fuel surcharge; the Company’s need for capital and uncertainty of the current credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); the possibility that a reduction of our credit rating would result in an increase in interest rates; potential issuance of equity which would dilute stock ownership; indemnification obligations associated with the 2006 sale of Jevic Transportation, Inc.; the effect of ongoing litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with legislation requiring companies to evaluate their internal control over financial reporting, changes in interpretation of accounting principles and Homeland Security; dependence on key employees; inclement weather; labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; effectiveness of company-specific performance improvement initiatives; terrorism risks; self-insurance claims and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.
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CONTACT:	Saia, Inc.
Renée McKenzie, Treasurer
RMcKenzie@Saia.com
678.542.3910